[LETTERHEAD OF BAER MARKS & UPHAM LLP]

                                October 19, 2000

Ambient Corporation
1033 Beacon Street
Brookline, Massachusetts  02446

            Re:   Amendment No. 2 to Registration Statement on
                  Form SB-2, No. 333-43084 ("Registration Statement")
Gentlemen:

            We have acted as special counsel to Ambient Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Amendment No. 2 to the Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") relating to the registration (the "Offering") of 15,111,750 shares of Common Stock, $.001 par value (the "Shares"), to be sold by certain selling shareholders (the "Selling Shareholders"). The Selling Shareholders currently own a total of 5,625,000 Shares, and a total of 9,486,750 Shares are issuable upon exercise of warrants, options or debentures owned by the Selling Shareholders.

            In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, as amended, the By-laws of the Company, as amended, the Registration Statement and all amendments and exhibits thereto, your records of corporate proceedings, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the accuracy and completeness of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to such opinions, we have relied upon statements or representations of officers and other representatives of the Company, public officials or others. In addition, we have relied on the opinion, dated the date of this opinion, of Aboudi & Brounstein, general counsel to the Company, with respect to the matters covered in this opinion.

            Our opinions herein are further subject to the following limitations:

            (i) We are qualified to practice law in the State of New York and we do not opine on the laws of any state other than the internal laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

Ambient Corporation
October 19, 2000
Page 2

            (ii) We have assumed that any certificate of a public authority which we have relied upon in connection with this Opinion that was given or dated earlier than the date of this Opinion, continues to remain accurate insofar as relevant to this Opinion from such earlier date through and including the date of this Opinion.

            This opinion is furnished solely for the benefit of the Company and may not be relied upon in any manner by, nor may copies be delivered to, any other person without our prior written consent. We assume no obligation to inform the Company of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinion expressed herein.

            Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that the (a) Shares currently owned by the Selling Shareholders are validly issued, fully paid and non-assessable and (b) the Shares to be issued upon exercise or conversion of the options, warrants or debentures held by the Selling Shareholders, when issued in accordance with the terms of the applicable warranties, options or debentures, will be validly issued, fully paid and non-assessable.

            We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and further consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations thereunder, or that we are "experts" within the meaning of the Securities Act or such rules and regulations promulgated thereunder.

                                Very truly yours,

                                BAER MARKS & UPHAM LLP

SFO:SSP:CAB